EXHIBIT 4.1

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                          DEBT RESTRUCTURING AGREEMENT

         This Debt Restructuring Agreement is made as of the 30th day of September 2005, by and among Infinity Capital Group, Inc., a Maryland corporation ("Infinity"), Barry Wien and Frank Wien (jointly and severally, "Wien"), GHL Group, Ltd., a Delaware corporation ("GHL"), and Jeffrey Marcus ("Marcus").

                                   Background

         Infinity has executed and delivered in favor of Wien a Seven Percent (7%)Secured Convertible Promissory Note dated November 10, 2004 in the principal amount of $150,000 as well as a First Amendment thereto dated March 30, 2005
(collectively, "Note"). As more fully set forth herein, the parties hereto desire to restructure the obligations represented by the Note in certain respects.

                                    Agreement

         Now, therefore, intending to be legally bound, the parties hereto agree as follows:

     1. The principal amount of the Note is hereby reduced from $150,000 to $75,000. The foregoing reflects the forgiveness by Wien of the repayment by Infinity of $75,000 of the original principal amount of the Note. The maturity date of the Note is hereby extended from November 10, 2005 until February 10, 2006. In consideration of the foregoing, Infinity hereby grants to Wien an additional five and one-half percent of the post merger shares of SOZG. In order to reflect the foregoing, each of Infinity and Wien shall execute and deliver the Second Amendment to Convertible Promissory Note in the form attached hereto as Exhibit "A". Notwithstanding the foregoing, all accrued and unpaid interest through the date hereof on the Note shall be paid by Infinity to Wien.

     2. In consideration of matters set forth in Section 1 hereof, GHL shall execute and deliver a Seven Percent Secured Promissory Note in favor of Wien in the original principal amount of $75,000 in the form of Exhibit "B" attached hereto. The note shall be secured by 900,000 shares of Infinity owned by GHL, and in this regard, each of GHL and Wien shall execute and deliver the Pledge

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Agreement in the form attached  hereto as Exhibit "C" and GHL shall also execute and deliver a stock power covering the shares.

     3. As of the date hereof, Marcus hereby forgives the repayment by Infinity of the $15,000 finder's fee due from Infinity to Marcus. In consideration of the foregoing, GHL shall execute and deliver a Seven Percent Secured Promissory Note in favor of Marcus in the original principal amount of $15,000 in the form of Exhibit "D" attached hereto. The note shall be secured by 50,000 shares of Infinity owned by GHL, and in this regard, GHL shall execute and deliver the Pledge Agreement in the form attached hereto as Exhibit "E" and GHL shall also execute and deliver a stock power covering the shares. GHL also agrees to pay Marcus, legal counsel to Wien, a fee of $6,000 in connection with the representation of Wien regarding the matters set forth in this Debt Restructuring Agreement.

     4. The implementation and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of New York without regard to its conflict of laws rules.

     5. The rights and  obligations  of the parties under this  Agreement  shall
inure  to  the   benefit   of  and  shall  be  binding   upon   their   personal
representatives, heirs, successors and assigns.

     6. This Agreement constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and except as provided herein there are no other agreements between the parties relating to the subject matter hereof. This Agreement may only be modified by an agreement in writing executed by each of the parties hereto.





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     WITNESS  WHEREOF,  each of the  undersigned has executed and delivered this
Debt Restructuring Agreement as of the day and year first above written.

INFINITY CAPITAL GROUP, INC.


By:/s/ Gregory H. LaBorde           /s/ Barry Wien
---------------------------         ----------------------
Gregory H. LaBorde, President       Barry Wien


/s/ Jeffrey Marcus                  /s/ Frank Wien
---------------------------         ----------------------
Jeffrey Marcus                      Frank Wien


GHL GROUP, LTD.


By: /s/ Gregory H. LaBorde
    ----------------------
    Gregory H. LaBorde,
    President